UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26580 W. Agoura Road, Calabasas, California		91302

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement	1
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	3

(i)

Item 1.01	Entry into a Material Definitive Agreement.

     Lease for Principal Executive Offices

     On December 15, 2004, Tekelec (the “Company”) and Grenhill Development Corporation entered into a Lease Agreement dated as of December 14, 2004 (the “Lease”) pursuant to which the Company will lease 22,400 square feet of space in a new office building under construction in Westlake Village, California. The Company anticipates that the premises will be ready for occupancy in approximately March 2005. At that time, the Company will relocate its principal executive offices from their current location in Calabasas, California to the new building.

     The Lease has a ten-year term commencing on the date on which the premises are ready for occupancy. The Company has one option to renew the term of the Lease for an additional five year period and also has the right to terminate the Lease after the fifth and seventh years of the lease term upon payment of a termination fee and in accordance with certain other terms of the Lease.

     The annual base rent under the Lease will range from approximately $626,500 during the first year of the lease term to approximately $734,000 during the tenth year of the lease term. The Company will not be obligated to pay base rent for six designated months during the term of the Lease, including three months during the first year of the lease term. The Company will also be required to pay on a monthly basis certain real property taxes and operating expenses during the term of the Lease.

     Credit Facility with Wells Fargo Bank, N.A.

     The Company entered into a Credit Agreement dated as of December 15, 2004 with Wells Fargo Bank, N.A. (the “Bank”) and certain related documents (collectively, the “Credit Facility”) pursuant to which the Company may borrow up to an aggregate principal amount of $30,000,000 for general corporate purposes and working capital. The Bank has also agreed to issue letters of credit under the Credit Facility to finance corporate purposes. The aggregate amount drawn under all outstanding letters of credit and all unpaid reimbursement obligations under drawn letters of credit may not exceed $20,000,000 and reduce the amount available under the Credit Facility. The Credit Facility expires on December 15, 2005, if the Company does not renew it. As of December 20, 2004, there were no borrowings outstanding under the Credit Facility.

     The Credit Facility is secured by a first priority security interest in the investment accounts maintained by the Company with the Bank.

     Borrowings under the Credit Facility bear interest, at the Company’s election, at the prime rate or at a rate equal to 0.40% above the Bank’s LIBOR rate for the one, two, three or six month interest period selected by the Company. If the Company defaults under the Credit Facility, the Bank may at its option increase the interest rate on all outstanding principal balances to 2.0% more than the rate otherwise applicable. The Company is required to pay to the Bank certain fees, including a commitment fee equal to 0.20% per year, payable quarterly in arrears, on the unused portion of the Credit Facility and is required to pay fees in connection with letters of credit, including fees of 0.40% per year on the face amounts thereof. The Bank may charge the Company a

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prepayment fee in the event the Company prepays any portion of the Credit Facility for which the Company has elected an interest rate based upon the Bank’s LIBOR rate.

     The Credit Facility imposes certain customary financial covenants and other restrictions on the Company. These include requirements that the Company deliver certain financial statements and information, maintain certain insurance coverages and maintain tangible net worth of not less than 80% of the Company’s tangible net worth as of June 30, 2004. The Credit Facility also restricts the Company from taking certain actions without the consent of the Bank, including making certain investments, entering into mergers, consolidations or acquisitions, making a substantial change in the nature of the Company’s business or creating security interests in or liens on the investment accounts pledged to the Bank as security for the Credit Facility.

     The Credit Facility provides that certain events will constitute events of default, including, without limitation:

•	the Company’s failure to make any payment owed under the Credit Facility or to perform or comply with any other obligation or provision of the Credit Facility, including the Company’s obligation to maintain the required value of the investment accounts pledged as collateral for the Credit Facility;

•	the Company’s default under contracts with third parties as a result of which an amount in excess of $5,000,000 either becomes due and payable or may become due and payable at the option of a third party;

•	the filing or recording against the Company or its property or assets of any notice of judgment lien, abstract of judgment, writ of attachment or execution or other like process, or the entry of a judgment against the Company, in each case if the amount involved exceeds $5,000,000;

•	the insolvency of the Company or the appointment of a receiver or custodian for the Company or any of its property;

•	the Company generally fails to pay its debts as they become due, makes an assignment for the benefit of its creditors, is adjudicated a bankrupt, files a petition in bankruptcy or otherwise seeks relief to debtors or is subject to an involuntary bankruptcy petition or proceeding that is filed and not dismissed within 60 days;

•	the dissolution or liquidation of the Company or the taking of action to effect any such dissolution or liquidation;

•	the existence of any event or condition which the Bank believes impairs or is substantially likely to impair the Company’s performance of its material obligations under the Credit Facility; or

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•	any change in ownership of 35% or more of the Company’s Common Stock in a single transaction or in a series of related transactions.

     The Credit Facility was entered into to replace the Company’s $20,000,000 credit facility with Union Bank of California, N.A. (the “Union Bank Credit Facility”). The Union Bank Credit Facility is scheduled to expire on or about December 31, 2004. As of December 20, 2004, there was only a standby letter of credit in the amount of GBP 2,000,000 outstanding under the Union Bank Facility .

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: December 21, 2004	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

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